Exhibit 99.1

Maze Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results and Recent Highlights

Positive topline data from Phase 2 HORIZON trial of MZE829 demonstrating first clinical proof-of-concept in patients with broad AMKD to support advancement into pivotal program; Maze to host conference call today at 8:00 am EDT

Two Phase 2 proof-of-concept clinical trials evaluating MZE782 in PKU and CKD expected to initiate in 2026

Industry leader Neil Kumar, Ph.D., Founder and CEO of BridgeBio, appointed to Maze Board of Directors

Strong balance sheet with $360.0 million in cash, cash equivalents and marketable securities; expected cash runway into 2028

SOUTH SAN FRANCISCO, Calif., Mar. 25, 2026 (GLOBE NEWSWIRE) – Maze Therapeutics, Inc. (Nasdaq: MAZE), a clinical-stage biopharmaceutical company developing small molecule precision medicines for patients with kidney and metabolic diseases, today reported financial results for the fourth quarter and year ended December 31, 2025, highlighting recent progress and business updates.

“We are proud of the progress that Maze achieved in 2025 and have already carried our strong record of execution into the new year, as evidenced by today’s positive topline data from our Phase 2 HORIZON trial of MZE829 in broad AMKD,” said Jason Coloma, Ph.D., chief executive officer of Maze. “We look forward to advancing MZE829 into a pivotal program and to initiating our two Phase 2 trials of MZE782 in PKU and CKD. As we continue on our mission to deliver potential first- or best-in-class precision medicines to patients with kidney and metabolic diseases, we are grateful to have the support of both the patient and investor communities behind us.”

Dr. Coloma continued, “We are also thrilled to announce the addition of Neil Kumar to our Board of Directors. Neil’s experience building BridgeBio into the fully-integrated, commercial-stage, patient-centric organization it is today will be invaluable to the team at Maze as we work to grow our company and transform the lives of patients.”

Program Progress and Anticipated Milestones

MZE829 for APOL1-Mediated Kidney Disease (AMKD)

MZE829 is an oral, small molecule, dual-mechanism APOL1 inhibitor that Maze is advancing as a potential treatment for patients with AMKD, a subset of chronic kidney disease (CKD) estimated to affect over one million people in the United States alone.

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Today, Maze announced positive topline data from the Phase 2 HORIZON trial evaluating MZE829 in patients with broad AMKD. The results, representing the first-ever clinical proof-of-concept data in this genetically-defined, broad AMKD population, demonstrated that treatment with MZE829 led to a clinically meaningful mean reduction in proteinuria, as measured by urinary albumin-to-creatinine ratio (uACR), of 35.6% at week 12 in broad AMKD patients, with 50% of patients achieving a greater than 30% reduction in uACR. In patients with severe focal segmental glomerulosclerosis (FSGS), treatment with MZE829 led to a mean reduction in uACR of 61.8%. In patients with AMKD without diabetes, treatment with MZE829 resulted in a clinically meaningful mean reduction in uACR of 48.6%. In patients with AMKD with diabetes, five patients were evaluable per protocol for efficacy, with two patients achieving at least a 30% reduction in uACR. No serious adverse events or severe treatment-related adverse events were observed. Based on these results, the Company plans to advance MZE829 to a pivotal program, while continuing to enroll in HORIZON.

MZE782 in phenylketonuria (PKU) and CKD

MZE782 is an oral, small molecule targeting the solute transporter, SLC6A19, with potential to be a best-in-class therapy for patients with PKU, an inherited metabolic disorder, and a first-in-class treatment for the estimated five million U.S. patients with CKD who inadequately respond to currently available CKD therapies.

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Maze plans to initiate two Phase 2 proof-of-concept trials of MZE782 evaluating plasma phenylalanine (Phe) reduction in PKU and proteinuria reduction in CKD by mid-2026 and in the second half of 2026, respectively.

MZE001 in Pompe disease

MZE001 (S606001) is an investigational small molecule and oral glycogen synthase 1 (GYS1) specific inhibitor to address Pompe disease by limiting disease-causing glycogen accumulation. Results from the Phase 1 study of MZE001 suggest that it has the potential to be the first oral treatment for Pompe disease. Discovery of MZE001 was enabled by Maze’s Compass™ platform.

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In March 2026, Maze achieved a $20 million milestone under its collaboration agreement with Shionogi & Co., Ltd. in connection with the dosing of the first patient in ESPRIT, a global Phase 2 clinical trial evaluating MZE001 in addition to standard of care enzyme replacement therapy in patients with late-onset Pompe disease. Under the terms of the agreement, Maze is eligible for additional milestone payments of up to $255.0 million in the aggregate upon the completion of certain clinical and regulatory milestones and up to $330.0 million in the aggregate if certain sales milestones are achieved. Maze is also eligible for tiered royalties ranging from percentages in the low double-digits to twenty on net sales.

Recent Corporate Highlights

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Today, Maze announced that Neil Kumar, Ph.D., Founder and Chief Executive Officer of BridgeBio Pharma, Inc., has been appointed to its Board of Directors. In addition to BridgeBio, Dr. Kumar has also served as the Chief Executive Officer of BridgeBio’s subsidiary, Eidos Therapeutics, Inc., and as a member of Eidos Therapeutics’ Board of Directors since March 2016. Before founding BridgeBio in 2015, Dr. Kumar was a Principal at Third Rock Ventures. Dr. Kumar holds BS and MS degrees in Chemical Engineering from Stanford University, and received his Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology (MIT).

Conference Call and Webcast

Maze will host a conference call and webcast with members of the executive team today at 8:00 am EDT to discuss the HORIZON Phase 2 topline data and next steps.

To access the call, please dial 1-888-243-4451 (United States or Canada) or 1-412-542-4135 (international) and request to be joined into the Maze Therapeutics, Inc. call.

To access the live webcast and subsequent archived recording of this event and other company presentations, please visit the Investors section of Maze’s website. The archived webcast will remain available for replay and on Maze’s website for 90 days.

Fourth Quarter and Full Year 2025 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $360.0 million as of December 31, 2025, compared to $196.8 million as of December 31, 2024. Maze expects that its current cash, cash equivalents and marketable securities will fund operations into 2028 based on its current business plan.

License Revenue: No license revenue was recognized for the quarter and year-ended December 31, 2025. License revenue was none and $167.5 million for the quarter and year-ended December 31, 2024, respectively. License revenue recognized in 2024 primarily reflects the receipt of an upfront payment of $150.0 million pursuant to the exclusive license agreement with Shionogi & Co., Ltd. for the rights to MZE001.

Research & Development (R&D) Expenses: R&D expenses for the quarter and year-ended December 31, 2025 were $27.6 million and $108.4 million, respectively, and $22.2 million and $83.5 million for the same periods in 2024. The increase primarily reflects higher clinical trial and manufacturing expenses for MZE829 and MZE782 and personnel-related expenses, including non-cash stock-based compensation expense.

General & Administrative (G&A) Expenses: G&A expenses for the quarter and year-ended December 31, 2025 were $10.5 million and $34.5 million, respectively, and $7.5 million and $26.4 million for the same periods in 2024. The increase primarily reflects higher personnel-related expenses, including non-cash stock-based compensation expense.

Net (Loss) Income: Net loss for the quarter and year-ended December 31, 2025 was $34.6 million and $131.1 million, respectively, compared to a net loss of $29.6 million and net income of $52.2 million for the same periods in 2024.

About Maze Therapeutics

Maze Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel small molecule precision medicines for patients with kidney and metabolic diseases. Guided by its Compass™ platform, Maze pursues genetically validated targets by integrating variant discovery and functionalization to discover and advance small molecule programs with first- or best-in-class potential. Maze’s pipeline is led by MZE829, a dual-mechanism APOL1 inhibitor in Phase 2 development for APOL1-mediated kidney disease (AMKD), and MZE782, a SLC6A19 inhibitor advancing to Phase 2 with the potential to treat both phenylketonuria (PKU) and chronic kidney disease (CKD). Maze is headquartered in South San Francisco. For more information, please visit mazetx.com, or follow the company on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the company’s future plans and prospects, any expectations regarding the safety or efficacy of MZE829, MZE782 and other candidates under development, the ability of MZE829 to treat AMKD or other indications, the ability of MZE782 to treat PKU, CKD or other indications, the planned timing of the company’s clinical trials, data results and further development of MZE829, MZE782 and other therapeutic candidates, the company’s expected cash runway, and the ability to drive financial results and stockholder value. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the company believes the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the company’s ability to advance MZE829, MZE782 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the company’s therapeutic candidates, the timing and results of preclinical studies and clinical trials, the company’s ability to fund development activities and achieve development goals, its ability to protect its intellectual property, general business and economic conditions, and risks related to the impact on its business of macroeconomic conditions, including inflation, volatile interest rates, tariffs, instability in the global banking sector, and public health crises. Further information on potential risk factors that could affect the company’s business and its financial results are detailed under the heading “Risk Factors” included in the documents the company files from time to time with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

IR/Corporate Contact:

Amy Bachrodt, Maze Therapeutics

abachrodt@mazetx.com

Media Contact:

Amanda Lazaro, 1AB Media

Amanda@1ABMedia.com

Maze Therapeutics, Inc.

Select Condensed Financial Information

(in thousands, except share and per share amounts)

(unaudited)

Condensed Statements of Operations

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
License revenue	$—	$—	$—	$167,500

Operating expenses:
Research and development	27,570	22,216	108,448	83,496
General and administrative	10,489	7,510	34,451	26,418
Total operating expenses	38,059	29,726	142,899	109,914
(Loss) income from operations	(38,059)	(29,726)	(142,899)	57,586
Interest and other income, net	3,491	1,516	11,779	4,654
Change in fair value of convertible promissory notes	—	(1,644)	—	(8,837)
(Loss) income before income tax benefit (expense)	$(34,568)	$(29,854)	$(131,120)	$53,403
Income tax benefit (expense)	—	275	—	(1,172)
Net (loss) income	$(34,568)	$(29,579)	$(131,120)	$52,231
Net (loss) income attributable to common stockholders, basic and diluted	$(34,568)	$(44,551)	$(131,120)	$3,405
Net (loss) income per share attributable to common stockholders:
Basic	$(0.65)	$(18.32)	$(3.05)	$1.42
Diluted	$(0.65)	$(18.32)	$(3.05)	$1.25
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	53,395,691	2,431,764	42,976,024	2,396,094
Diluted	53,395,691	2,431,764	42,976,024	2,730,299

Condensed Balance Sheet Data

	December 31,	December 31,
	2025	2024
Cash, cash equivalents and marketable securities	$360,031	$196,812
Total assets	$397,127	$240,542
Total liabilities	$42,161	$43,638
Total redeemable convertible preferred stock	$—	$508,087
Total stockholders’ equity (deficit)	$354,966	$(311,183)